                                                              Exhibit 10.10 (e)

                              SEPARATION AGREEMENT

         THES SEPARATION AGREEMENT ("Agreement"), executed this 1st day of December 1998, but effective for all purposes as of 12:00 a.m. on October 29, 1998 ("Effective Date"), by and between RON A. FRIEDMAN ("Employee") and PERFUMANIA, INC., a Florida corporation, its subsidiaries and affiliates (Perfumania, Inc. and its subsidiaries and affiliates are hereinafter collectively referred to as "Employer"), with the joinder and consent of SUSAN RUDD FRIEDMAN ("SRF").

                                   WITNESSETH

         WHEREAS, Employee was employed by Employer (and/or its predecessor) from June 1991 through and including October 28, 1998 ("Employee's Employment");

         WHEREAS, Employee's relationship with Employer is being severed as of the Effective Date;

         WHEREAS, Employee is hereby tendering his resignation as a member of the Board of Directors of Employer, effective 11:59 p.m. on October 28, 1998; and

         WHEREAS, Employer and Employee wish to resolve all outstanding and other matters relating to or in any manner connected with Employee's Employment;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         (a) The above recitals are true and correct and are incorporated herein by this reference.

         (b) Employee hereby releases Employer and Employer's predecessors, shareholders, officers, directors, agents and/or employees, from any charge of discrimination and all claims or causes of action including, but not limited to, any claim or cause of action arising out of, under, or relating to Employee's Employment, the severance of his employment relationship, the Civil Rights Act of 1871 (42 U.S.C. Sec. 1981), the Labor Management Relations Act of 1947, the Equal Pay Act of 1963, Title VII of the Civil Rights Act of 1964, the Occupational Safety and Health Act of 1970, the Rehabilitation Act of 1973, the Health Maintenance Organization Act of 1973, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, Executive Order 11141, Executive Order 11246, Executive Order 11375, Chapter 760 of the Florida Statutes, the Florida Civil Rights Act of 1992, Chapter 11A of the Dade County Code and/or any other state, federal or local law.

         (c) Employee acknowledges and represents that he suffered no workplace injury during the period of his employment.

         (d) In consideration of the matters contained herein, Employer shall compensate Employee as follows (the "Settlement Package"):

         1 Employer shall pay to Employee the sum of Eight Hundred Twenty-Six Thousand Two Hundred Thirty-Two ($826,232.00), corresponding to Employee's current salary and benefits for approximately three (3) years (the "Guaranteed Income"), which Guaranteed Income is immediately earned and due, however, as an accommodation to Employer, Employee shall, subject to the terms of this Agreement, permit Employer to pay the Guaranteed Income to Employee in accordance with the following installment schedule:

     Pay Date         Amount              Pay Date           Amount               Pay Date            Amount
     --------         ------              --------           ------               --------            ------
     12/09/98         11,068              01/05/00           11,248               01/03/01            11,248
     12/23/98         11,068              01/19/00            9,474               01/17/01             9,474
                                          02/02/00            9,474               01/31/01             9,474
     01/06/99         85,068              02/16/00            9,474               02/14/01             9,474
     01/20/99         11,842              03/01/00            9,474               02/28/01             9,474
     02/03/99         10,068              03/15/00            9,474               03/14/01             9,474
     02/17/99         10,068              03/29/00            9,474               03/28/01             9,474
     03/03/99         10,068              04/12/00            9,474               04/11/01             9,474
     03/17/99         10,068              04/26/00            9,474               04/25/01             9,474
     03/31/99         10,068              05/10/00            9,474               05/09/01             9.474
     04/14/99         10,068              05/24/00            9,474               05/23/01             9,474
     04/28/99         10,068              06/07/00            9,474               06/06/01             9,474
     05/12/99         10,068              06/21/00            9,474               06/20/01             9,474
     05/26/99         10,068              07/05/00            9,474               07/03/01             9,474
     06/09/99         10,068              07/19/00            9,474               07/18/01             9,474
     06/23/99         10,068              08/02/00            9,474               08/01/01             9,474
     07/07/99         10,068              08/16/00            9,474               08/15/01             9,474
     07/21/99         10,068              08/30/00            9,474               08/29/01             9,474
     08/04/99         10,068              09/13/00            9,474               09/12/01             9,474
     08/18/99         10,068              09/27/00            9,474               09/26/01             9,474
     09/01/99         10,068              10/11/00            9,474               10/10/01             9,474
     09/15/99         10,068              10/25/00            9,474               10/24/01             9,474
     09/29/99         10,068              11/08/00            9,474               11/07/01             9,474
     10/13/99         10,068              11/22/00            9,474               11/21/01             9,474
     10/27/99         10,068              12/06/00            9,474
     11/10/99          9,474              12/20/00            9,474
     11/24/99          9,474
     12/08/99          9,474
     12/22/99          9,474


              In the event Employer fails to timely pay any of the installments of the Guaranteed Income on the respective dates set forth in the above schedule, such installment sum(s) then payable shall bear interest at the highest nonusurious rate permitted by Florida law from the date due and payable through and including the date Employee receives such sum(s) in full. Any past due installment of Guaranteed Income (together with any interest due thereon, if any) may, at the sole option of Employee, be offset by any account(s) payable from Employee to Employer in connection with Employee's purchaser(s) of "Inventory" (as hereinafter defined) as set forth in SUBPARAGRAPH (E) below.

              Within one hundred five (105) days following the expiration of each of the foregoing calendar years (i.e., calendar years 1999, 2000 and 2001), Employee shall provide Employer with copies of Employee's Federal and State income tax statements/returns for the then completed calendar year, together with payment (the "Overage Payment") of that amount by which Employee's taxable earned income including, without limitation, income, salaries and wages derived from whatever source (but specifically excluding any and all dividend income, interest income, income from the exercise of stock options [warrants or similar instruments], portfolio income or other income or gains [of all character and nature] from investments) and "Net Operating Income" (as hereinafter defined) derived from "Employee's Business Activities" (as hereinafter defined) for the then completed calendar year exceeds the sum of Two Hundred Sixty Thousand Four Hundred Sixty-Six Dollars ($260,466.00); provided that the Overage Payment shall be capped at Two Hundred Sixty Thousand Four Hundred Sixty-Six Dollars ($260,466.00) per calendar year for each of said calendar years 1999, 2000 and 2001. Notwithstanding the above, ordinary income from the exercise of stock options (other than those of Employer) shall be deemed to be wages but only to the extent that such income exceeds Five Hundred Thousand Dollars ($500,000) and Employee's employment with new employer terminated during the year of recognizing the income from the stock options for tax purposes. "Employee's Business Activities" shall be defined as any and all business activities or ventures owned, operated or controlled, directly or indirectly, either individually or as a partner or stockholder or otherwise, by Employee, his spouse, lineal descendants or beneficiaries under his Last Will and Testament or trusts for his benefit or any of the foregoing. "Net Operating Income" shall be defined as Employee's share of all revenues derived from Employee's Business Activities, less and excepting therefrom (i) all related costs and expenses (no matter how same may be characterized for tax and/or generally accepted accounting principles ["GAAP"] accounting purposes, i.e. capitalized or expensed, in whole or in part) pertaining to the generation of said revenues, including debt service and priority returns on capital investments, if any, (ii) all costs and expenses for health, medical and dental care insurance coverage for Employee and his dependents, a life insurance policy which will provide a death benefit in the amount of Two Million Fifty Thousand and No/100 Dollars ($2,050,000.00), which shall contain a cost of living adjustment endorsement and a long term disability insurance policy which shall provide the highest rate of compensation/benefits then available, a ninety (90)-day waiting period and benefits payable to the age of seventy-five

              (75), automobile payments (lease or own), insurance, fuel, maintenance, cellular and mobile telephones, repairs and upkeep therefore, (iii) allocable depreciation and amortization (calculated in accordance with GAAP); provided that any disbursements made by Employee in connection with Employee's Business Activities other than those pertaining to capital assets shall be characterized as operating costs even though they may be required to be capitalized for tax or GAAP accounting purposes, and (iv) the Employee's share of federal self employment taxes.

         2 Employer has granted Employee stock options to purchase four hundred twenty-nine thousand (429,000) shares of Perfumania, Inc. common stock ("Options") currently trading on the NASDAQ bulletin board under the symbol "PRFM". Effective October 29, 1998 and based on the closing Market Price of Perfumania, Inc. Common Stock as of October 29, 1998, Employer shall convert all of said options into shares of Perfumania, Inc. Common Stock at a conversion price for each share equal to zero dollars ($0.00). Further, Employer shall cause the original stock certificates contemplated by the immediately preceding sentence to be delivered to Employee as soon as reasonably practicable.

         3 In the event Employee owns and operates a business similar to, or in competition with, the business of Employer's retail division (i.e., retail sale of fragrances, cosmetics and bath and body products) within three (3) years from the date hereof ("Competing Business"), Employer shall sell to Employee, (i) inventory reasonably required to initially open and properly stock such products for said Competing Business ("Initial Inventory") at Employer's cost (based upon the method utilized by Employer to determine cost as of the Effective Date) plus fifteen percent (15%), and (ii) inventory reasonably required to re-stock said Competing Business after the initial opening ("Re-Stock Inventory") at Employer's cost (based upon the method utilized by Employer to determine cost as of the Effective Date) plus twenty percent (20%) (Initial Inventory and Re-Stock Inventory are hereinafter collectively referred to as "Inventory"). To the extent Employer merges or combines with Parlux Fragrances, Inc. ("Parlux"), costs shall be determined by taking the same percentage off retail that Employer currently pays Parlux and adding thereto either fifteen percent (15%) or twenty percent (20%), whichever is applicable. Employee shall have one hundred eighty (180) days within which to pay any invoices from Employer in connection with Initial Inventory and ninety (90) days within which to pay any invoices from Employer in connection with Re-Stock Inventory. Any past due invoices in connection with Employee's purchaser(s) of Inventory shall be offset by any Guaranteed Income payable to Employee as set forth in SUBPARAGRAPH
              (A) above; provided Employer gives written notice to Employee, and Employee does not satisfy said sums due and owing in connection with the past due invoice(s) then in question within fifteen (15) days of the receipt of said notice. In the event Employer shall offset any such Guaranteed Income, as set forth in the immediately preceding sentence, Employer shall send written notice to Employee identifying the application against the then due Guaranteed Income set forth in SUBPARAGRAPH (A) above. Employee shall resell all Inventory purchased by Employee only in Employee's Competing Business, and Employee shall absolutely not wholesale any Inventory. Notwithstanding the foregoing, Employee shall be entitled to Wholesale any goods obtained from any source other than from Employer. Employee shall have no return privileges on any Inventory, except for Inventory received by Employee in damaged condition.

              Notwithstanding anything contained herein to the contrary, (i) Employee shall be under no obligation to purchase any Inventory,
              (ii) Employer shall only be obligated to sell Inventory to Employee subject to availability and/or to the extent available after Employer has, in its sole and absolute discretion, completely fulfilled the good faith inventory stocking requirements of its retail division, (iii) Employee shall not have the right to purchase any Inventory which is subject to resale restrictions or other restrictive agreements, whether oral or written, between Employer and the manufacturers or distributors of said Inventory, and (iv) Employer shall be under no obligation to sell any Inventory to Employee beyond that date which is three (3) years from the date of this Agreement.

         4 Employer shall provide Employee with a list(s) of Employer's suppliers, vendors, and lessors pertaining to Employer's retail business through and including January 1, 1999. Employee acknowledges that said list(s) is highly confidential, the disclosure of which he knows, or should know, will be materially damaging to Employer's business. As such, Employee agrees that he shall forever maintain strictly confidential, and shall not disclose to any person, such list(s), as well as any material confidential information obtained by Employee during Employee's Employment with respect to any of the Company's customers, suppliers, creditors, lenders, investment bankers, financial information, and methods of marketing, distribution and sales, the disclosure of which he knows or should know will be materially damaging to the Company. It is recognized and hereby acknowledged by Employer and Employee that any breach or violation by Employee of any or all of the covenants or agreements set forth above may cause irreparable harm or damage to Employer's business, the monetary amount of which may be virtually impossible to ascertain. As a result, Employee agrees that Employer shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all breaches or violations of such covenants by Employee or his associates, affiliates, partners, employees, agents or designees, either directly or indirectly, and that such right to an injunction shall be cumulative and in addition to whatever other remedies Employer may possess at law or in equity. Nothing contained herein shall be construed to prevent Employer from seeking and recovering from Employee damages sustained by it as a result of any breach or violation by Employee of any of the covenants or agreements contained herein.

         Employee expressly acknowledges the adequacy of the Settlement Package as consideration for the matters set forth in this Agreement. The parties hereto acknowledge that the sums required to be paid to Employee under SUBPARAGRAPH (A) above shall be paid in gross and reportable by Employer to Employee on Form 1099, and shall not be subject to withholding taxes.

         (e) In consideration of the Settlement Package, except as contemplated by any of Employee's Business Activities in which the terms and provisions of PARAGRAPH 4(E) hereof shall be or have been applicable, which activities are expressly permitted and shall in no event be a violation of the terms and provisions of this PARAGRAPH 5 and as otherwise provided below in this Paragraph, Employee shall not, during the period ending three (3) years from the Effective Date, (i) participate in the management of, or act as a consultant for, or an employee of, or directly or indirectly perform services (as an employee, manager, consultant, independent contractor, advisor or otherwise) for, any entity that is engaged in any facet of business that is in competition with, or that has a reasonable possibility of materially affecting in an adverse manner the sales, profits or financial condition of, the business currently conducted by Employer (as of the Effective Date) (the "Conducted Business"), or (ii) sell, transfer or otherwise dispose of any Competing Business to any entity that is engaged in any facet of business that is in competition with, or that has a reasonable possibility of materially affecting in a material and adverse manner the sales, profits or financial condition of, the Conducted Business. Furthermore, during the period ending two
(2) years from the date hereof, Employee shall not, without Employer's prior written consent, which consent may be withheld by Employer in its sole and absolute discretion, (i) solicit or otherwise encourage employees or agents to commence employment or obtain any interest in any business competitive with the Conducted Business or with which Employee is involved, unless such employees have not worked for Employer, or received compensation from Employer for a period of at least one (1) year, or (ii) solicit any customers of Employer. Notwithstanding anything contained herein to the contrary, the provisions of this paragraph shall not apply in the event of a change of majority ownership or control of Employer or in the event Employer's retail division is sold or spun off to an entity not controlled by the Falic or Lekach families.

         Notwithstanding anything contained herein to the contrary, Employee shall have the right to pursue and effectuate any transaction(s) for the benefit of Employee's Business Activities utilizing the offering of securities (including debt and/or equity instruments), regardless of the legal and accounting structure of said transaction(s), provided after the consummation of such transaction, Employee remains in the surviving enterprise (including parent, sister or affiliate thereof) as management or as a controlling party.

         (f) The parties agree that this Agreement does not constitute an admission of any violation by Employer of the laws identified in PARAGRAPH 2 above. This Agreement is offered in settlement of any and all claims involving Employer and Employee.

         (g) Employer and Employee agree to keep the terms of this Agreement strictly confidential and not to disclose the same to third parties, except that:

         1 Employer and/or Employee may disclose the same as necessary to secure professional, legal, accounting, tax or other financial advice or as otherwise required by law or mandated by a court having competent jurisdiction;

         2 Employer may disclose the same as necessary to arrange for execution of this Agreement and delivery of the Settlement Package hereunder; and

         3 Employer may disclose the same as necessary to prevent prosecution of an action in contravention hereof

         4 Employee may disclose the same as necessary to secure financing in connection with Employee's Business Activities or other investment opportunities.

         (h) (a) employer covenants and agrees that: (a) if any of the sums of money herein referred to are not promptly and fully paid to employee when due and payable; or (b) if any of the stipulations, agreements, conditions or covenants contained in this Agreement (other than as provided in Paragraph 8 [a]) are not duly performed, complied with and abided by within ten (10) days after written notice from Employee to Employer that such performance was due; and/or (c) if a receiver be appointed for the Employer or for any part of the assets of the Employer; or (d) in the event any representation made herein be materially untrue; or (e) upon any order or decree of a court of competent jurisdiction appointing a receiver, liquidator or trustee of the Employer or of any of the Employer's properties and the failure to discharge and vacate such order or decree within thirty (30) days thereof; or (f) upon any order or decree of any court adjudicating the Employer bankrupt or insolvent or sequestering any of the Employer's property and the failure to discharge and vacate such order or decree within thirty (30) days thereof; or (g) upon the filing by the Employer of a petition in bankruptcy under the provisions of any bankruptcy law, or any insolvency acts; or (h) the acquiescence in or consent by the Employer to the filing of any bankruptcy petition against it under any such law; or (i) the admission in writing by the Employer of its inability to pay its debts generally as they become due; or (j) if a petition in bankruptcy is filed against the Employer and such proceeding or petition is not dismissed within thirty (30) days; or (k) if the Employer has filed a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any other applicable law or statute of the United States or any state thereof, then, upon the happening of any one or more of the aforementioned events, the same shall be considered a default ("Default") of this Agreement. Upon such Default, the then aggregate sum(s) of Guaranteed Income fully earned but then remaining unpaid, with interest accrued on such sums at the highest nonusurious rate permitted by applicable law (from the dates such sums were due through and including the date of repayment in full), shall become due and payable forthwith or thereafter, at the option of the Employee, as fully and completely as if all the said sums of money were originally stipulated to be paid on such day, anything in this Agreement to the contrary notwithstanding; and thereupon or thereafter, at the option of the Employee, without notice or demand, suit at law or in equity may be prosecuted as if all monies secured hereby had matured prior to its institution. Further, in the event of a Default, Employer shall be liable to Employee for all attorneys' fees, paralegals' fees and court costs through all trial, appellate and administrative levels incurred by Employee, whether or not litigation results. In that regard, in the event of a Default, in addition to any and all remedies available at law and/or in equity, Employee shall have no further obligation to deliver to Employer any Overage Payment, the term and provisions of PARAGRAPH 5 hereof shall be void, AB INITIO, and at Employee's option, Employee shall be entitled to pursue any dispute in a court of competent jurisdiction or elect to utilize binding arbitration as contemplated by PARAGRAPH 12 hereof.

         (b) Employee covenants and agrees that: (a) if any of the sums of money with regard to Inventory purchased are not timely paid in accordance with the custom established between the parties, and Employee is not disputing such sums claimed to be due and owing to Employer; or (b) if a receiver be appointed for the Employee or for any part of the assets of the Employee; or (c) in the event any representation made herein be materially untrue; or (d) upon any order or decree of any court adjudicating the Employee bankrupt or insolvent or sequestering any of the Employee's property and the failure to discharge and vacate such order or decree within thirty (30) days thereof; or (e) the acquiescence in or consent by the Employee to the filing of any bankruptcy petition against it under any such law; or (f) the admission in writing by the Employee of its inability to pay its debts generally as they become due; or (g) if a petition in bankruptcy is filed against the Employee and such proceeding or petition is not dismissed within thirty (30) days; or (h) if the Employee has filed a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any other applicable law or statute of the United States or any state thereof; then, upon the happening of any one or more of the aforementioned events, the same shall be considered a default ("Default") of this Agreement. Upon such Default, Employer shall have the right to set-off such sums then due against that portion of the Guaranteed Income then payable and the Employer's obligation to sell future Inventory to Employee shall terminate.

         (i) Employer hereby represents and warrants to Employee that Employer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida; has the full corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder (without limiting the generality of the foregoing, the board of directors of Employer have duly authorized the execution, delivery and performance of this Agreement by Employer); and this Agreement constitutes the valid and legally binding obligation of Employer, enforceable in accordance with its terms and conditions; and the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, will not violate any applicable law which Employer is subject, violate any provision of the articles of incorporation or bylaws of Employer.

         (j) Employee has carefully read the foregoing Agreement, knows and understands the contents thereof and its binding legal effect. He signs the same on his own free will and act, and it is his intention that he be legally bound hereby.

         (k) If any provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         (1) In the event of any proceeding arising hereunder, venue shall be in Dade County, Florida, and Florida law shall apply. Employer and Employee hereby knowingly, voluntarily and intentionally waive any right to a jury trial with respect to any claims arising in connection with the employment relationship and/or this Agreement. In the event of any litigation hereunder, the prevailing party shall be entitled to court costs and reasonable attorneys' fees at trial and all appellate levels.

         (m) Notwithstanding anything contained herein to the contrary, to the extent permitted by Florida law, the parties hereto agree to have any and all disputes arising under this Agreement settled by arbitration by the American Arbitration Association ("AAA"), or its successor organization, in the City of Miami, Florida. Within ten (10) days following the occurrence of any such dispute, each party shall designate one member of the AAA to sit on the arbitration panel. The two designated arbiters shall have ten (10) days from the date the last of said two arbiters is selected to either reach a final settlement of the dispute or to designate a third member of the AAA as a panel member. If the two designated arbiters reach a final settlement of the dispute within said ten
(10) day period, they shall immediately notify the parties in writing of the terms of the settlement. If the two designated arbiters designate a third panel member, the three-member panel shall have ten (10) days from the date of the designation of the third panel member to reach a final settlement of the dispute. Said panel shall immediately notify the parties in writing of the terms of the settlement. The settlement reached by arbitration shall be final, binding and non-appealable. A judgment upon the settlement may be entered in any court, federal or state, having jurisdiction thereover. The cost of arbitration and all expenses and costs incurred in connection with enforcement and/or collection of any remedy shall be borne by the prevailing party.

         (n) Employer and Employee agree that this Agreement sets forth all the promises and agreements between them and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained.

         (o) Employee shall have the unconditional right to assign this Agreement, in whole or in part, to: (i) any partnership, corporation, trust or other entity which is owned or controlled by Employee or Susan Rudd Friedman or
(ii) any partnership, corporation, trust or other entity in which a partnership, corporation, trust or other entity which is owned or controlled by an affiliate of any person or entity set forth in (i) above. In that regard, in the event the assignment shall relate to the right to collect the Guaranteed Income, the entity receiving such assignment shall receive the Form 1099 associated with such income received during that calendar year.

         (p) In the event of the death of Employee, this Agreement shall continue and remain in force and effect, however, the Employee's Business Activities shall, for all purposes hereinafter during the term of this Agreement, remain fixed as they existed on the date of death of Employee. The benefits and burdens of this Agreement shall inure to the estate of Employee and the disposition of this asset shall be made in accordance with applicable law.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, Employer and Employee have caused this Agreement to be executed on the date set forth above.

WITNESSES:                                EMPLOYER:

                                          PERFUMANIA, INC., a Florida
                                          corporation



                                         By: /s/ Simon Falic
--------------------------------             ----------------------------------
                                             Simon Falic
                                             CFO


                                         By: /s/ Ron A. Friedman
--------------------------------             ----------------------------------
                                             Ron A. Friedman



--------------------------------



         The undersigned hereby joins in and consents to this Agreement to acknowledge and agree to be bound by the terms and provisions of PARAGRAPH 5 hereof, and as a third party beneficiary of the benefits contemplated in this Agreement.



                                        By: /s/ Susan Rudd Friedman
                                            -----------------------------------
                                            Susan Rudd Friedman

  STATE OF FLORIDA )
                   ) SS:
  COUNTY OF DADE   )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Simon Falic, the Chairman and Chief Executive Officer of Perfumania, Inc., freely and voluntarily under authority duly vested in him by said corporation. He is
personally known to me or he has produced      as identification.

         WITNESS my hand and official seal in the County and State last
aforesaid this   day of      , 1998.



                                       ----------------------------------------
                                       Notary Public, State of Florida at Large

My Commission Expires:


                                       ----------------------------------------
                                       Typed, printed or stamped name of
                                       Notary Public

STATE OF FLORIDA  )
                  ) SS:
COUNTY OF DADE    )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Ron A.
Friedman, who is personally known to me or he has produced    as identification.

         WITNESS my hand and official seal in the County and State last
aforesaid this   day of     , 1998.



                                       ----------------------------------------
                                       Notary Public, State of Florida at Large


My Commission Expires:



                                       ----------------------------------------
                                       Typed, printed or stamped name of
                                       Notary Public

  STATE, OF FLORIDA  )
                     ) SS:
  COUNTY OF DADE     )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Susan
Rudd Friedman, who is personally known to me or she has produced      as
identification.

         WITNESS my hand and official. seal in the County and State last
aforesaid this      day of       , 1998.



                                       ----------------------------------------
                                       Notary Public, State of Florida at Large


My Commission Expires:


                                       ----------------------------------------
                                       Typed, printed or stamped name of
                                       Notary Public